EXHIBIT 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Zhong Sen International Tea Company for the period ended August 31, 2011, I, Li Wang, Chief Executive Officer of Zhong Sen International Tea Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ended August 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended August 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Zhong Sen International Tea Company.

Date: October 13, 2011

By: /s/ Li Wang
Li Wang Chief Executive Officer (Principal Executive Officer)